SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K



                             CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act



                            January 14, 2000
                             Date of Report
                    (Date of Earliest Event Reported)



                       ADVANCE TECHNOLOGIES, INC.
         (Exact Name of Registrant as Specified in its Charter)



     Nevada                0-27175                   95-4755369
(State or other     (Commission File No.)      (IRS Employer I.D. No.)
 Jurisdiction)



                     304 South Elm Drive, Penthouse
                        Beverly Hills, CA 90212

                (Address of Principal Executive Offices)



                      Registrant's Telephone Number
                             (310) 553-6776







Item 1.   Changes in Control of Registrant.

(a) There were not any changes in the control pursuant to an Agreement and Plan of Acquisition (the "Plan") dated
August 15, 1999 and deemed to have been closed as of September 27, 1999 between the Registrant and Seacrest Industries, Inc., a Nevada corporation ("SII"). The Plan was adopted, ratified and approved by the Board of Directors of the Registrant, and at a special meeting of the shareholders held September 27, 1999 and adjourned.

(b) The source of the consideration used by SII and the SII Stockholders to acquire their respective interests in the Registrant was the exchange of 100% of the outstanding common stock of SII pursuant to the Plan.

Pursuant to the Plan, the Registrant was required:

1. To exchange 50,204,102 "unregistered" and "restricted" Non-voting Preferred shares of the Registrant, in exchange for all of the outstanding shares of common stock of SII.

	2. The Following were directors and executive officers of the Registrant. The designation and election, in seriatim, of Gary E. Ball, Wendy Ball and Gary L. Bane, as directors and executive officers of the Registrant, to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified or until their resignation or termination. These persons served in these same capacities for SII prior to the completion of the Plan. Resumes of these persons are included below under the caption "Management" of Item 2.

	At a special meeting of shareholders held September 27,1999 the SII Stockholders adopted, ratified and approved the Plan.

	Taking into account the shares issued to the SII Stockholders, the shares issued pursuant to the Plan were 50,204,102 outstanding shares of preferred stock of the Registrant on the completion of the Plan.

	A copy of the Plan, including any material exhibits and related instruments, accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7.

           3. The following table contains information regarding shareholdings of the Company's directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common and preferred stock, after taking into account the completion of the Plan:

Advance Technologies Inc, 8K                                           page 2



                               Amount and Nature  Percent of  Percent of
                                 Of Beneficial   Preferred    Common
Name           Title                Ownership      Class        Class
-------------  ----------     -----------------   ----------  ----------

Gary E. Ball   President and      9,240,000        0.184        -0-
                 Director

Gary L. Bane   Vice President       364,000        0.01         -0-
               And Director

Wendy Ball     Secretary and      9,240,000        0.184        -0-
               Director


Item 2.  Acquisition or Disposition of Assets.

	(a) See Item 1 of this Report. The consideration exchanged under the Plan was negotiated between the directors and executive officers of the Registrant, the Board of Directors of SII (the board of directors of the Registrant, are the same board of directors as that of SII) and the SII Stockholders, and the Board of Directors of the Registrant used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; future potential of SII; its management; and the potential benefit to the stockholders of the Registrant. The members of the Board of Directors determined in their good faith that the consideration for the exchange was reasonable, under these circumstances.

	Directors, executive officers or persons who may be deemed to be an affiliate of the Registrant all had a direct or indirect interest in SII prior to the completion of the Plan.

	(b) The Registrant intends to continue the business operations conducted by SII, which are described below under the caption Business. Also see the financial statements of SII accompanying this Report, which are described in Item 7, for a description of any assets of SII and a description of its facilities.


                             Business

	The Registrant through its wholly owned subsidiary SII, and through its president and director Mr. Gary Ball was granted an exclusive world-wide license agreement for the use of US patent number 5,534,694 by Hughes Aircraft Company, for a key optical element of the Infrared Aircraft Landing System. Gary Ball founder and CEO of Infrared Systems International (ISI) a/k/a Seacrest Industries International, Inc. in 1992 formed the company for the singular purpose of providing manufacturing and sales support for the unique Infrared System called Enhanced Vision System (EVS). While employed by Electro-Optical Systems, a segment of Hughes Aircraft Company, as senior Program Manager and engineer, he led the research and development team responsible for the development of the Enhanced Vision System (EVS). This technology was designed to allow aircraft pilots to actually "see" the airport environment through cloud ceiling or surface fog. The factor of enhanced safety, alone, is generating an enormous demand for this type of system, which, in the future, could become part of the Minimum

Advance Technologies, Inc.                                         8-K page 3


Equipment List (MEL) required for commercial aircraft carrying more than a designated number of passengers (FAA Part-91, -121, & -135 markets). Millions of dollars have been expended in the development of this technology by many major Corporations.


                                Management

Names           Title and Position                   Age
--------------  --------------------                -----

Gary E. Ball    President and Director                62

Gary L. Bane    Director                              62

Wendy Ball      Director                              53



GARY E. BALL Age 62, residing in Beverly Hills, California is married. He attended California State University at Long Beach graduating in 1967 BSEE and MSEE, went on to perform Graduate Studies at University of Southern California. He has specialized in product design, development, and management for North American Aviation, Autonetics Division. Technical Manager in charge of the Pave Track program for Ford Aerospace. Program Manager for Northrop Electro-Mechanical in charge of business development on several classified DOD programs, including the AMRAAM effort. Program Manager for Hughes Aircraft where he developed the Infrared Enhanced Vision System, reporting to the President of EDSG as directed by General Motors and directed all non-core business. He is a member of NATO NIAG study group on Aircraft Integration. He has authored several articles for trade publications, the last 4 years he has provided consulting services to 10 U.S. and foreign corporations in the field of IR technology.

GARY L. BANE Age 62, residing in Santa Barbara, California is married. He attended University of Southern California attaining BS Mechanical and Aeronautical (1960) MS Control Systems and Instrumentation (1966) MS Systems Management (1968). University of California, Los Angeles studying Deep Submergence Vehicle, Oceanography and Offshore Systems Engineering. Stanford University Executive Institute of Management of High Technology Companies. Mr. Bane is a specialist in the development and management of Deep Ocean and offshore technology projects. He recently retired from Rockwell after 30 years as director of Ocean Systems. While at Rockwell he successfully managed significant technical solutions and advanced state-of-the-art programs for a number of classified programs. He was General Manager of Interstate Electronics; Oceanic Division where he was responsible for profit and loss and R and D for offshore oil drilling and recovery projects.

WENDY BALL Age 53, residing in Beverly Hills, California is married.
She graduated from University of Southern California, BS cum Laude. Her career has been focused on retail merchandising, where she has demonstrated exceptional skills in management, team building and communications. She was a key employee at Neiman Marcus Beverly Hills where she increased sales 400% in the Christian Lacroix Boutique and was a key buyer in New York. She was an account executive for Carolee Jewelry for Southern California, Arizona and Utah increasing sales 84%. She was co-owner Brava Specialty Clothing Store in Redondo Beach, California.

Advance Technologies, Inc. 8-K                                         page 4


Item 3.  Bankruptcy or Receivership.

	None; not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

	None; not applicable.

Item 5.  Other Events.

	See Item 1.

Item 6.  Resignations of Directors and Executive Officers.

	None; not applicable

Item 7.  Financial Statements and Exhibits.

	(a)  Financial Statements of Businesses Acquired.

	Audited Financial Statements of Seacrest Industries, Inc.
	for the period ended September 30, 1999.

	Accountant's Report

	Balance Sheet

	Statement of Earnings (Deficit) and Retained Deficit

	Statement of Shareholders' Equity

	Statement of Cash Flows

	Notes to Financial Statements

	(b)  Exhibits.

                                           Exhibit
                                            Number

Description of Exhibit*

Agreement and Plan of Reorganization    	     2

Documents Incorporated by Reference*

Form 10 S-B*

*	Summaries of any exhibit are modified in their entirety
by this reference to each exhibit

Advance Technoliges, Inc. 8-K                                          page 5



Item 8 Change in Fiscal Year.

	None; not applicable.

Item 9.  Sales of Equity Securities pursuant to Regulation S.

	None; not applicable

SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	ADVANCE TECHNOLOGIES, INC



Date: 01/14/2000	By /S/ Gary E. Ball
                     President and Director

Advance Technoligies, Inc. 8-K                                         page 6

Advance Technologies, Inc.
(a Development Stage Company)
Consolidated Financial Statements
September 30, 1999











C O N T E N T S





Independent Auditor's Report                          2

Consolidated Balance Sheets                           3

Consolidated Statements of Operations                 4

Consolidated Statements of Stockholders' Equity       5

Consolidated Statements of Cash Flows                 6

Notes to the Consolidated Financial Statements        7


Advance Technologies, Inc. 8-K                                         page 1
(Consolidated Financial Statements)





                  [LETTERHEAD CROUCH, BIERWOLF & CHISHOLM]

                   ---------------------------------------


                         INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholders of Advance Technologies, Inc.


We have audited the accompanying consolidated balance sheet of Advance Technologies, Inc. (a Development Stage Company) as of September 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 1999 and 1998 and from inception on October 1, 1985 though September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period October 1, 1985 through September 30, 1995 were audited by other accountants, who expressed an unqualified opinion on their report dated February 12, 1996.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advance Technologies, Inc. (a Development Stage Company) as of September 30, 1999 and the results of its operations and cash flows for the years ended September 30, 1999 and 1998 and from inception on October 1, 1985 through September 30, 1999 in conformity with generally accepted accounting principles.

/s/ crouch, Bierwolf & Chisholm
Salt Lake City, Utah
January 12, 2000

Advance Technologies, Inc. 8-K                                         page 2
(Consolidated Financial Statements)

                  Advance Technologies, Inc.
                (a Development Stage Company)
                 Consolidated Balance Sheets

                         Assets
                                                 September 30,
                                                         1999
                                            ------------------
Current assets
  Cash                                      $              555
     Prepaid License (Note 4)                           25,000
     Prepaid Auto Lease                                  2,180
                                              ----------------
      Total Assets	                                    $27,735


Liabilities and Stockholders' Equity

Current Liabilities
  Accounts Payable                           $           1,218
  Accounts Payable-Officer                               4,846
  Note Payable-Officer (Note 7)                         48,000
  Advance Royalties (Note 5)                            25,000
                                              ----------------
Total Current Liabilities                               79,064
                                              ----------------

Stockholders' Equity
  Common Stock, authorized
  100,000,000 shares of $.001 par value,
  issued and outstanding 2,572,923 shares                2,573
Preferred Stock, Series A authorized
  100,000,000 shares of $.001 par value,
   issued and outstanding 50,204,102 shares             50,204


Additional Paid in Capital                             446,496

Deficit Accumulated During the
    Development Stage                                 (550,602)
                                             ------------------
Total Stockholders' Equity                             (51,329)
                                              -----------------
Total Liabilities and Stockholders? Equity    $         27,735
                                              ------------------
The accompanying notes are an integral part of these financial stattements

Advance Technologies, Inc. 8-K                                         page 3
(Consolidated Financial Statements)

                   Advance Technologies, Inc.
                 (a Development Stage Company)
             Consolidated Statements of Operations



                                                     Cumulative
                                     For the         Total since
                                   years ended      inception of
                                   September 30,     development
                                 1999      1998         stage
                              ---------  ---------   -----------
Revenues:                     $      -   $      -    $        -

Expenses:
   Organization Costs            11,331         -         11,331
   General and administrative    78,795       449        478,570
                              ---------  ---------   -----------
          Total Expenses         91,126       449        489,901
                              ---------  ---------   -----------
Net (Loss)                    $ (90,126) $   (449)      (489,901)
                              ---------  ---------   -----------
Net Loss Per Share           $  (0.068)  $ (0.000)         (3.09)
                              ---------  ---------   -----------
Weighted average
shares outstanding            1,322,924    72,923         158,407
                              ---------  ---------   ------------

  The accompanying notes are an integral part of these financial statements

Advance Technologies, Inc. 8-K                                         page 4
(Consolidated Financial Statements)

                          Advance Technologies, Inc.
                        (a Development Stage Company)
               Consolidated Statement of Stockholders' Equity


                                                                 Deficit
                                                             Accumulated
                            Additional                        During the
                    Common   Stock  paid-in Preferred  Stock Development
                    Shares  Amount  capital   Shares   Amount      Stage
                   -------- ------- -------- --------- -------- --------

Balance,
October 1, 1985
(beginning of the
development stage)    6,487 $   7 $ 58,161   $    -   $     -  $(60,701)

Shares issued
For coal
royalties at $0.01    4,369     4    1,525        -         -         -

Shares issued for
services at $0.25       554     1    4,849        -         -         -

Shares issued for
services at $0.03     1,601     2    1,680        -         -         -

Shares issued for
services at $0.25     1,274     1   11,145        -         -         -

Shares issued for
services at $0.01     2,290     2      798        -         -         -

Shares issued for
services at $0.25   37,203    37   325,487        -        -         -

Preferred shares
issued for
services                -      -        -     10,048   1,004         -

Expiration of
preferred shares        -      -    1,004    (10,048) (1,004)        -

Net loss since the
beginning of the
development stage
at October 1, 1985      -      -        -         -        -   (344,001)
                   -------- ------- -------- --------- -------- --------
Balance,
September 30, 1995   53,778    54  404,649        -        -   (404,702)

Shares issued for
services at $0.25     5,714     6   49,994        -        -         -

Fractional shares
Adjustment             (6)     (1)      -         -        -         -

Net loss for the
year ended
September 30, 1996      -       -       -         -        -    (50,000)
                   -------- ------- -------- --------- -------- --------
Balance
September 30, 1996  59,486     59   454,643       -        -   (454,702)
                   -------- ------- -------- --------- -------- --------

Shares issued for
services at $0.25      609      1     5,324       -        -          -

Net loss for the
year ended
September 30, 1997      -       -         -       -        -     (5,325)
                   -------- ------- -------- --------- -------- --------

Balance
September 30, 1997  60,095     60   459,967       -        -   (460,027)

Shares issued for
services at $0.001  12,828     13       436       -        -          -

Net loss for the
year ended
September 30, 1998      -       -         -       -        -       (449)
                   -------- ------- -------- --------- -------- --------

Balance
September 30, 1998  72,923     73   460,403       -        -   (460,476)

Shares issued for
cash at $0.01    2,500,000  2,500    22,500       -        -          -

Shares issued for
common stock of
SeaCrest
Industries
Corporation
at $0.001             -        -   (36,407) 50,204,102   50,204       -

Net loss for the
year ended
September 30, 1999    -        -         -          -        -  (90,126)
                   -------- ------- -------- --------- -------- --------
Balance
September
30, 1999        2,572,923  $2,573 $446,496 $50,204,102 $50,204 $550,602)

  The accompanying notes are an integral part of these financial statements

Advance Technologies, Inc. 8-K                                         page 5
(Consolidated Fiancial Statements)

                             Advance Technologies, Inc.
                           (a Development Stage Company)
                        Consolidated Statement of Cash Flows


                                                           October 1,
                                                        (inception of
                                       For the            development
                                      year ended            stage) to
                                     September 30,       September 30,
                                   1999       1998               1999
                               ----------- ----------   -------------

Cash Flows from Operating
Activities

 Net loss                      $  (90,126) $    (449)    $   (489,901)
  Adjustments to reconcile
   net loss to net cash
   provided by operations:
   Increase in Accounts Payable      6,064         -            6,064
   Stock issued for services            -        449          399,775
   Organization Costs               11,331         -           11,331
                               ----------- ----------   -------------
     Net cash flows provided
    (used) by operating
     activities                   (72,731)         -         (72,731)
                               ----------- ----------   -------------

Cash Flows from Investment
Activities:
 Investment in Subsidiary             286          -             286
                               ----------- ----------   -------------
Cash Flows from Financing
Activities:

 Cash paid on officer loan        (12,000)         -         (12,000)
 Proceeds from loan from officer   60,000          -          60,000
Net proceeds from
 issuance of stock                 25,000          -          25,000
                               ----------- ----------   -------------
Net cash flows provided
(used) by operating activities    73,,000          -          73,000
                               ----------- ----------   -------------
Net increase (decrease) in cash       555          -             555
Cash, beginning of year                 -          -               -
                               ----------- ----------   -------------
Cash, end of year              $      555  $       -    $         555
                               ----------- ----------   -------------

  The accompanying notes are an integral part of these financial statements

Advance Technologies, Inc. 8-K                                         page 6
(Consolidated Fiancials Statements)

                           Advance Technologies, Inc.
                         (a Development Stage Company)
              Notes to the Consolidated Financial Statements
                              September 30, 1999




NOTE 1 - Summary of Significant Accounting Policies


a. Organization

    The Company was organized under the laws of the state of Delaware on June 16, 1969 as PWB Industries, Inc. On November 10, 1975, the Company changed its name to Sun Energy, Inc. At that time the Company began operations in the oil and gas lease industry. By 1985 the Company
discontinued its operations and became dormant.   On March 6, 1996 the
Company attempted a merger that eventually failed. On August 23, 1997 the Company changed its name to Advance Technologies, Inc. and moved its state of domicile to the state of Nevada.

     On September 27, 1999 pursuant to a plan of acquisition, the Company exchanged 50,204,102 shares of its Series "A" preferred stock for SeaCrest Industries Corporation?s 50,204,102 shares of common stock. This acquisition has been accounted for using the purchase method of a business combination.


b. Accounting Method

     The Company recognizes income and expense on the accrual basis of accounting.


c. Consolidation

     The consolidated financial statements include the accounts of Advanced Techologies, Inc. and SeaCrest Industries Corporation, a wholly owned subsidiary. Intercompany transactions have been eliminated.


d. Earnings (Loss) Per Share

     The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.


e. Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.


f. Provision for Income Taxes

     No provision for income taxes has been recorded due to net operating loss carryforwards totaling approximately $(550,602) that will be offset against future taxable income. These NOL carryforwards begin to expire in the year 2004 No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused.


Deferred tax assets and the valuation account is as follows:


                                               September 30,
                                                       1999
                                           -----------------
Deferred tax asset:
   NOL carrryforward                         $       189,360

   Valuation allowance                              (189,360)
                                            -----------------

Total                                        $             -
                                            -----------------

Advance Technologies, Inc. 8-K                                         page 7
(Consolidated Financial Statements)



                         Advance Technologies, Inc.
                       (a Development Stage Company)
             Notes to the Consolidated Financial Statements
                             September 30, 1999


NOTE 2 - Going Concern

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has few assets and has had recurring operating losses and is dependent upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management's plan to find an operating company to merge with, thus creating necessary operating revenue.


NOTE 3 - Development Stage Company

    The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and developing its business operations in order to generate significant revenues.


NOTE 4 - Prepaid License Agreement

     SeaCrest Industries Corporation, formerly Infrared Systems International, Inc., entered into a licensing agreement with Hughes Aircraft Company for an infrared landing aid system. Hughes Aircraft Company was paid $25,000 on October 25, 1995 upon commencement of the agreement. There is also a $1,000 royalty payment due to Hughes Aircraft Company for each unit sold. The first twenty units sold, $20,000, will be deducted from the original $25,000 deposit. This royalty agreement will be renegotiated on October 25, 2000.


NOTE 5 - Advanced Royalties

     SeaCrest Industries Corporation, formerly Infrared Systems
International, Inc., entered into a licensing agreement for marketing and distributing of infrared aircraft landing systems. Seacrest received $25,000 in advances.


NOTE 6 - Stock Transactions

    On December 2, 1998 and August 23, 1997, the Company's board of directors authorized a reverse stock split, 1 share for 35 shares and 1
share for 10 shares, respectively.   The financial statements have been
retroactively restated to show the effects of the reverse stock split.


Advance Technologies, Inc. 8-K                                         page 8
(Consolidated Fiancial Statements)


                           Advance Technologies, Inc.
                         (a Development Stage Company)
               Notes to the Consolidated Financial Statements
                               September 30, 1999


NOTE 7 - Related Party Transactions

    Since the Company does not have the necessary operating revenue to sustain operations, stock has been issued for service. Some of the parties receiving stock are related parties, including officers of the Company.

    During 1999, an officer of the Company advanced $60,000 to cover expenses. $12,000 was subsequently paid back leaving a note payable of $48,000 at September 30, 1999. The note payable-officer is considered a current liability with no provisions for interest.

     During 1999, the officers of the Company paid their own travel expenses. The amount payable to the officers at September 30, 1999 is $4,846.

Advance Technologies, Inc. 8-K                                         page 9
(Consolidated Financial Statements)

                    AGREEMENT AND PLAN OF ACQUISITION



This Agreement and Plan of Acquisition [herein, together with all Exhibits, ["Agreement"] is entered into as of August 15, 1999 by and between Advance Technologies, Inc., [a Nevada Corporation] and Seacrest Industries Corporation [a Nevada Corporation].

This Agreement sets forth the terms and conditions upon which Seacrest Industries Corporation will be acquired by Advance Technologies [the "Acquisition"] pursuant to this Agreement and Plan of Acquisition [the "Acquisition Agreement"] in substantially the form herein, and which provides, among other things, for the conversion and exchange of all outstanding shares, (other than shares held by shareholders who exercise statutory dissenter rights) 50,204,102 shares of $0.001 par value common stock of Seacrest, for series "A" preferred shares of Advance Technologies .

In consideration of the mutual promises and covenants contained herein, Advance Technologies and Seacrest agree as follows:


                              ARTICLE 1
                             Definitions

As used in this Agreement, the following terms (whether used in singular or plural forms) shall have the following meanings:

["Contract"] means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document or agreement, and any oral obligation, right or agreement.

["GAAP"] means generally accepted accounting principles, as the American Institute of Certified Public Accountants defines that term under the first standard of reporting under its generally accepted accounting standards.

["Knowledge"] of Advance Technologies of or with respect to any matter means that any of the executive officers, directors or senior managers of Advance Technologies has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter, and knowledge of Seacrest or with respect to any matter means that any of the executive officers, directors or senior managers of Seacrest has, or after due inquiry and investigation would have, actual awareness or knowledge of such matter.

["Legal Requirements"] means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority including judgments.

["Lien"] means any security agreement, financing statement filed with any governmental authority, conditional sales statement filed with any governmental authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, Pledge, option, encumbrance, adverse interests, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest [including but not limited to reservations, rights of entry, possibilities of reverted, encroachments, easement, rights-of-way, restrictive covenants leases and licenses] of any kind, which otherwise constitutes an

Advance Technologies, Inc. 8-K                                         page 1
(Agreement and Plan of Acquisition)


interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.


                                ARTICLE 2
                               Acquisition

Section 2.1 Acquisition. Subject to the terms and conditions contained in this agreement, Seacrest will be acquired by Advance Technologies, Inc. pursuant to the Acquisition agreement at a closing at the effective time of the Acquisition as defined in the Acquisition agreement. In the Acquisition, the shares of Seacrest common stock outstanding immediately prior to the effective time of the Acquisition (excluding shares as to which statutory dissenters' rights have been exercised) will be converted into and exchanged for 50,204,102 shares of Advance Technologies Corp. class "A" preferred Stock, subject to adjustments.

Section 2.2 Authorized Capital.   Advance Technologies Corp. shall have
authorized capital of 100,000,000 common shares, at $0.001 par value.

Section 2.3  Name.   The name of the surviving corporation (Advance
Technologies, Inc.) shall be Advance Technologies, Inc.

Section 2.4 Directors. Three new directors shall be appointed at the Special Board of Directors Meeting held at closing of the Acquisition.

Section 2.5 Mechanics for Closing Acquisition.   Upon the approval of
the respective board of directors, the Articles of Acquisition will be executed.

Section 2.6 Further Assurances.   At or after closing, Advance
Technologies, at the request of Seacrest, shall promptly execute and deliver, or cause to be executed and delivered, to Seacrest all such documents and instruments, in form and substance satisfactory to Seacrest, as Seacrest reasonably may request in order to carry out or evidence the terms of this agreement.


                            ARTICLE 3
            Representations and Warranties of Seacrest

Seacrest represents and warrants to Advance Technologies, as of the date of this Agreement and as of Closing, as follows:

Section 3.1 Organization and Qualification of Seacrest.   Seacrest is a
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power to conduct its activities as such activities are currently conducted.

Section 3.2 Authority.   Seacrest has all requisite corporate power and
authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seacrest have been duly and validly authorized by all necessary action on the part of Seacrest. This Agreement has been duly and validly executed and delivered by Seacrest, and is a valid and binding obligation of Seacrest, enforceable against Seacrest in accordance with its terms.

Section 3.3 Ownership and Number of Shares of Seacrest Common Stock.
The shareholders set forth on Exhibit 3.3, own the Seacrest Common Stock shown thereon, beneficially and of record, free and clear of all liens. The Seacrest Common Stock is not subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents of ownership hereof. There are not, and will not at closing be more than

Advance Technologies, Inc. 8-K                                         page 2
(Agreement and Plan of Acquisition)


50,204,102 shares issued and outstanding of Seacrest Common Stock.

Section 3.4 Subsidiaries.   Seacrest does not control or hold direct or
indirect equity interests in, or holds rights to control or acquire direct or indirect equity interests in, any corporation.

Section 3.5 Capitalization of Seacrest.   The authorized capital stock
of Seacrest consists of 75,000,000 duly authorized shares of common stock no par value, of which 50,204,102 shares are validly issued and outstanding, fully paid and non-assessable. In addition, there are no preferred shares issued and outstanding. There are no authorized or outstanding subscriptions, options, convertible securities, warrants, calls or other rights of any kind issued or granted by or binding upon, Seacrest to purchase or otherwise acquire any securities of or equity interest in Seacrest.

Section 3.6 No Conflicts: Required Consents. The execution, delivery and performance by Seacrest of this Agreement will not; (i) conflict with or violate any provision of the articles or certificate of incorporation or bylaws of Seacrest; (ii) violate any Legal Requirements; (iii) result in the creation or imposition of any Lien against or upon the Seacrest Common Stock or any of the assets or properties owned or leased by Seacrest; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority or other person.

Section 3.7 Litigation.   There is no litigation pending or, to
Seacrest's knowledge, threatened by or before any governmental authority or private arbitration tribunal, against Seacrest or it operations, nor, to Seacrest's knowledge, is there any basis for any such litigation except as set forth in the financial statements dated August 30,1997.

Section 3.8 Compliance with Applicable Legal Requirements.   Conduct by
Seacrest of its activities as currently conducted does not violate or infringe any Legal Requirements currently in effect, or, to the knowledge of Seacrest, proposed to become effective, and Seacrest has received no notice of any violation by Seacrest of any Legal Requirements applicable to Seacrest or its activities as currently conducted; and Seacrest knows of no basis for the allegation of any such violation except as set forth in the financial statements dated August 30, 1999.

Section 3.9 Financial Statements.   Seacrest has delivered to Advance
Technologies Corp. the audited financial statements of Seacrest as of August 30,1999.

Section 3.10 Liabilities. Seacrest has no liabilities or obligations. Whether absolute, accrued, contingent or otherwise, that are not reflected in the Balance Sheet, or non-delinquent obligations for ordinary and recurring expenses. Including in the ordinary course of business of Seacrest since the date of the Balance Sheet.

Section 3.11 Tax Returns and Payments. Seacrest has filed all federal, state, local and foreign tax returns required to be filed, and has timely paid all taxes that have become due and payable, whether or not so shown on any such tax returns. Seacrest has not received any notice of, nor does Seacrest have any knowledge of, any deficiency or assessment of, proposed deficiency or assessment from any taxing governmental authority. There are no tax audits pending with respect to Seacrest that extend the statutory period of limitations applicable to

Advance Technologies, Inc. 8-K                                         page 3
(Agreement and Plan of Acquisition)


any federal, state, local, or foreign tax returns for any period.

Section 3.12 Absence of Certain Changes or Events. Since the date of the Balance Sheet there has not occurred:

	(a)	Any material and adverse change in the financial condition
or operations of Seacrest;

	(b)	Any damage, destruction or loss to or of any of the material assets or properties owned or leased by Seacrest;

	(c)	The creation or attachment of any Lien against the Common
Stock of Seacrest;

	(d)	Any waiver, release, discharge, transfer, or cancellation by
Seacrest of rights or claims of material value;

	(e)	Any issuance by Seacrest of any securities, or any
Acquisition or consolidation of Seacrest with any other person, or any acquisition by Seacrest of the business of any other person except as reflected in Section 3.3 above.

	(f)	Any incurrence, assumption or guarantee by Seacrest of any
indebtedness or liability;

	(g)	Any declaration, setting aside or payment by Seacrest of any dividends on, or any other distribution with respect to, any capital stock of Seacrest or any repurchase, redemption, or other acquisition of any capital stock of Seacrest except as reflected in Section 3.3. Above.

	(h)	[A] any payment of any bonus, profit sharing, pension or
similar payment or arrangement or special compensation to any employee of Seacrest, except in the ordinary course of the administration of Seacrest, or
   		[B] Any increase in the compensation payable or to become payable to any employee of
Seacrest; or
	   	[C] The entry by Seacrest into any Contract to do any of the foregoing.


Section 3.13 Material Seacrest Contracts.   As of the date of this Plan
of Acquisition, Seacrest does not have (i) contracts evidencing or relating to any liabilities or obligations of Seacrest, whether absolute, accrued, contingent or otherwise, or granting any Person a Lien against any properties or assets owned or leased by Seacrest; (ii) joint venture or partnership Contracts between Seacrest and any other person; (iii) contracts limiting the freedom of Seacrest to engage in or to compete in any activity, or to use or disclose any information in its possession; and (iv) any other contracts to which Seacrest is a party or by which it or the assets or properties owned or leased by it are bound or affected that are not set forth, which in the aggregate contemplate payments to or by Seacrest exceeding $50,000 in any twelve-month period [collectively herein as the "Material Seacrest Contract"]. Seacrest has delivered to Advance Technologies true and complete copies of each of the material Seacrest contracts, including any amendments thereto or, in the case of oral material Seacrest contracts is valid, in full force and effect and enforceable in accordance with its terms against the parties thereto other than Seacrest, and Seacrest has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its

Advance Technologies, Inc. 8-K                                         page 4
(Agreement and Plan of Acquisition)


obligations thereunder; (v) there has not occurred any default [without regard to lapse of time, the giving of notice, or the election of Seacrest, or any combination thereof] by any other person, under any of the material Seacrest contracts; (vi) neither Seacrest nor, to the knowledge of Seacrest, any other person is in arrears in the performance or satisfaction of its obligations under any of the material Seacrest contracts, and no waiver has been granted by any of the parties thereto.

Section 3.14 Real Property. As of the date of this Plan of Acquisition, Seacrest does not own any real property other than described in the financial statements dated August 30, 1999.

Section 3.15 Employees. As of the date of this Plan of Acquisition, Seacrest has 2 employees.

Section 3.16 Books and Records.   All of the books, records and accounts
of Seacrest are in all material respects true and complete, are maintained in accordance with good business practice and all applicable legal requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the financial statements. Seacrest has previously delivered to Advance Technologies the complete stock record book of Seacrest, and true and complete copies of all of the minutes of meetings, and all other corporate actions of the stockholders, board of directors and committees of the board of directors of Seacrest since the date of its incorporation.

Section 3.17 Certain Interests.   None of Seacrest or its officers,
directors, or holders of 10% or more of Advance Technologies common stock, directly or indirectly is, or owns any interest in, or controls, or is an employee, officer, director or partner of or participant in, or consultant to, any person which is a competitor, supplier or customer of Advance Technologies.

Section 3.18 Bank Accounts.   Exhibit 3.18 sets forth all bank accounts,
brokerage accounts, and safe deposit boxes of any kind maintained by Seacrest and, in each case, identifies the persons that are authorized signatories for, or which are authorized to have access to, each of them.

Section 3.19   Changes in Circumstances.  Seacrest has no knowledge of
(i) any current or future condition or state of facts or circumstances which could reasonably be expected to result in a material and adverse change in the financial condition of operations of Seacrest, or (ii) any Legal Requirements from which Seacrest would be exempt by reason of any "grandfather" clauses or provisions contained therein, but which would be applicable to Advance Technologies following Closing.

Section 3.20 Accuracy of Information. None of the written information and documents which have been or will be furnished by Seacrest or any representatives of Seacrest to Advance Technologies or any of the representatives of Advance Technologies, in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Seacrest, Seacrest has disclosed to Advance Technologies as the purchaser of Seacrest Common Stock all material information relating to Seacrest and its activities as currently conducted.

Advance Technologies, Inc. 8-K                                         page 5
(Agreement and Plan of Acquisition)



Section 3.21 Investment.   Seacrest is acquiring Advance Technologies
Common Stock for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities Legal Requirements.


                              ARTICLE 4
    Representations and Warranties of Advance Technologies Corp.

Advance Technologies represents and warrants to Seacrest, as of the date of this agreement and as of closing, as follows:

Section 4.1 Organization and Qualification of Advance Technologies, Inc. Advance Technologies is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as
currently conducted.   Advance Technologies is duly qualified to do
business as a foreign corporation in which the ownership or leasing of the properties and assets owned or leased by it or the nature of its activities makes such qualification necessary.

Section 4.2 Authority.   Advance Technologies has all requisite
corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery, and performance of this agreement by Advance Technologies has been duly and validly executed and delivered by Advance Technologies and is the valid and binding obligation of Advance Technologies, enforceable against Advance Technologies in accordance with its terms.

Section 4.3 No Conflicts: Required Consents.   The execution, delivery
and performance by Advance Technologies of this Agreement does not and will not: (i) conflict with or violate any provisions of the articles or certificate of incorporation or bylaws of Advance Technologies; (ii) violate any provision of any Legal Requirements; or (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other persons, or any combination thereof) or accelerate or permit the acceleration of the performance required by, any Contract or Lien to which Advance Technologies is a party or by which Advance Technologies or the assets or properties owned or leased by it are bound or affected, or (iv) require any consent, approval or authorization, report or other document with, any Governments Authority or other person.

Section 4.4 Validity and Ownership of Advance Technologies, Inc.
Preferred Stock.   The Advance Technologies preferred stock received by
the shareholders of Seacrest at closing will be validly issued and outstanding, fully paid and non-assessable. The Advance Technologies preferred stock will not be subject to, nor bound or affected by, any proxies, or other restrictions on the ownership thereof.


                                 ARTICLE 5
              Covenants of Seacrest and Advance Technologies Corp.

Section 5.1 Affirmative Covenants of Seacrest.   Except as Advance
Technologies may otherwise consent in writing, between the date of the agreement and closing, Seacrest shall:

	(a)	Conduct its business only in the usual, regular, and
ordinary course, and in accordance with past practices;

Advance Technologies, Inc. 8-K                                         page 6
(Agreement and Plan of Acquisiton)



	(b)	[1] duly comply with all applicable Legal Requirements; [2]
perform all of its obligations under all Seacrest Contracts without default, and [3] maintain its books, records, and accounts on a basis consistent with past practices;

	(c)	[l] give Advance Technologies and its counsel, accountants
and other representatives reasonable access during normal business hours to the premises of Seacrest, all of the assets and properties owned or leased by Seacrest, Advance Technologies books and records, and Seacrest's personnel; [2] furnish to Advance Technologies and such representatives all such additional documents [certified by an officer of Seacrest, if requested], financial information and other information as Advance Technologies may from time to time reasonably request; and [3] cause Seacrest's accountants to permit Advance Technologies and its accountants to examine the records and working papers pertaining to Seacrest's financial statements' provided that no investigation by Advance Technologies or it representatives will affect or limit the scope of any of the representations and warranties of Seacrest herein or in any Exhibit or other related document;

	(d)	Use it best efforts to obtain in writing as promptly as
possible all approvals and consents required to be obtained by Seacrest in order to consummate the transactions contemplated hereby and deliver to Advance Technologies copies, satisfactory in form and substance to Advance Technologies, or such approvals and consents;

	(e)	Promptly deliver to Advance Technologies, true and complete
copies of all monthly and quarterly financial statements of Seacrest and any reports with respect to the activities of Seacrest which are prepared by or for Seacrest at any time from the date hereof until closing; and

	(f)	Promptly notify Advance Technologies of any circumstance,
event or action, by Seacrest or otherwise, [1] which, if known at the date of this agreement, would have been required to be disclosed in or pursuant to this Agreement, or [2] the existence, occurrence or taking of which would result in any of the representations and warranties of Seacrest in this agreement or in any transaction document not being true and correct in all material respects.

Section 5.2 Negative Covenants of Seacrest.   Except as Advance
Technologies may otherwise consent in writing, between the date of this agreement and closing, Seacrest shall not:

	(a)	Change the character of its business;

	(b)	Incur any liability or obligation or enter into any contract except, in each case, in the ordinary course of business consistent with prior practices and not prohibited by any other provision hereof;

	(c)	Incur, assume or guarantee any indebtedness or liability in
respect of borrowed money;

	(d)	Make any capital expenditure or commitment for capital
expenditure;

	(e)	Modify, terminate, or abrogate any material Seacrest
contract other than in the ordinary course of business, or waive, lease, discharge, transfer or cancel any rights or claims of material value;

Advance Technologies, Inc. 8-K                                         page 7
(Agreement and Plan of Acquisition)

	(f)	Create or permit the creation or attachment of any lien
against any of the assets or properties owned or leased by it;

	(g)	Except as otherwise required by this agreement, prepay any
material liabilities or obligations;

	(h)	Issue any securities, or merge or consolidate with any other person, or acquire any of the securities, partnership or joint venture interests, or business of any other person;

	(i)	Declare, set aside or pay any dividends on, or make any
other distribution with respect to, any of its capital stock, or repurchase, redeem or otherwise acquire any of its capital stock; and

	(j)	Enter into any transaction or permit the taking of any
action that would result in any of the representations and warranties in this agreement not being true and correct in all material respects at closing.


Section 5.3 Covenants of Advance Technologies, Inc. Except as Seacrest may otherwise agree in writing, between the date of the agreement and closing, Advance Technologies shall:

	(a) Use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained by Advance Technologies in order to consummate the transactions contemplated hereby and deliver to Seacrest copies, satisfactory in form and substance to Seacrest of such approvals and consents;

	(b) Promptly notify Seacrest of any circumstance, event or action, by Advance Technologies or otherwise, (i) which, if known at the date of this agreement, would have been required to be disclosed in or pursuant to this agreement, or (ii) the existence, occurrence or taking of which would result in any of the representations and warranties of Advance Technologies in this agreement or in any transaction document not being true and correct in all material respects.

Section 5.4 Joint Undertakings.   Each of Advance Technologies and
Seacrest shall cooperate and exercise commercially reasonable efforts to facilitate the consummation of the transactions contemplated by the agreement so as to permit closing to take place on the date provided herein and to cause the satisfaction of conditions to closing set forth in Article 6.

Section 5.5 Confidentiality.

	(a) Any non-public information that Advance Technologies may obtain from Seacrest in connection with this agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential, and unless and until closing shall occur, Advance Technologies shall not disclose any such information to any third party [other than its directors, officers and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby] or use such information to the detriment of Seacrest; provided that; (i) Advance Technologies may use and disclose any such information once it has been publicly disclosed [other than by Advance Technologies in breach of its obligations under this Section] or which rightfully has come into the

Advance Technologies, Inc. 8-K                                         page 8
(Agreement and Plan of Acquisition)

possession of Advance Technologies [other than from Seacrest], and (ii) to the extent that Advance Technologies may become compelled by legal requirements to disclose any of such information, Advance Technologies may disclose such information if it shall have used all reasonable efforts, and shall have afforded Seacrest the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this agreement, Advance Technologies shall use all reasonable efforts to cause to be delivered to Seacrest, and retain no copies of, any documents, work papers, and other materials obtained by Advance Technologies or on its behalf from Seacrest, whether so obtained before or after the execution hereof.

	(b) Any non-public information that Seacrest may obtain from Advance Technologies in connection with this agreement, including but not limited to information concerning trade secrets, licenses, research projects, costs, profits, markets, sales, customer lists, strategies, plans for future development and any other information of a similar nature, shall be deemed confidential, and unless, and until Closing shall occur, Seacrest shall not disclose any such information to any third party [other than its directors, officers, and employees, and persons whose knowledge thereof is necessary to facilitate the consummation of the transactions contemplated hereby] or use such information to the detriment of Advance Technologies; provided that (i) Seacrest may use and disclose any such information once it has been publicly disclosed (other than by Seacrest in breach of its obligations under this Section) or which rightfully has come into the possession of Seacrest [other than from Advance Technologies Corp.]; and (ii) to the extent that Seacrest may become compelled by legal requirements to disclose any of such information, Seacrest may disclose such information if it shall have used all reasonable efforts, and shall have afforded Advance Technologies the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this agreement, Seacrest shall use all reasonable efforts to cause to be delivered to Advance Technologies and retain no copies of, any documents, work papers and other materials obtained by Seacrest or on its behalf from Advance Technologies, whether so obtained before or after the execution hereof.


                                ARTICLE 6
                          Conditions Precedent

Section 6.1 Publicity.   Advance Technologies and Seacrest shall each
consult with and obtain the consent of the other before issuing any press release or making any other public disclosure concerning this agreement or the transactions contemplated hereby unless, in the reasonable judgment of the disclosing party, a release or disclosure is required to discharge its disclosure obligations under applicable legal requirements, in which case it shall in good faith consult with the other party about the form, content and timing of such release or disclosure prior to its release or disclosure.

Section 6.2 Conditions to Seacrest's Obligation.   The obligations of
Seacrest to consummate the transactions contemplated by this agreement are subject to the following conditions:

	(a) 	Accuracy of Representations; The representations of Advance
Technologies in this agreement or in any transaction document shall be true and accurate in all material respects at and as of closing with the

Advance Technologies, Inc. 8-K                                         page 9
(Agreement and Plan of Acquisition)

same effect as if made at and as of closing, except as affected by the transactions contemplated hereby

	(b) 	Performance of Agreements; Advance Technologies shall have
performed all obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before closing.

	(c) 	Officer's Certificate; Seacrest shall have received a
certificate executed by an executive officer of Advance Technologies, dated as of closing, reasonably satisfactory in form and substance to Seacrest certifying that the conditions stated in subparagraphs (a) and
(b) of this Section have been satisfied.

	(d) 	Legal Proceedings; There shall be no legal requirement, and
no judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction and no litigation shall be pending which restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

	(e) 	Consents; Seacrest shall have obtained evidence, in form and substance satisfactory to it that there have been obtained all consents, approvals and authorizations required by this agreement.

	(f) 	Legal Matters Satisfactory to Seacrest's Counsel;  All
actions, proceedings, instruments and documents required to carry out the transactions contemplated by this agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Seacrest's counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.

Section 6.3 Conditions to Advance Technologies, Inc. Obligations.   The
obligations of Advance Technologies to consummate the transactions contemplated by this agreement are subject to the following conditions:

	(a) 	Accuracy of Representations; The representations of Seacrest in this agreement or in any transaction document shall be true and accurate (in all material respects) at and as of closing with the same effect as if they were made at and as of closing, except as affected by the transactions contemplated hereby.

	(b) 	Performance of Agreements; Seacrest shall have performed all obligations and agreements and complied with all covenants in this agreement or in any transaction document to which it is a party to be performed and complied with by it at or before closing.

	(c) 	Officer's Certificate; Advance Technologies shall have
received a certificate executed by an executive officer of Seacrest dated as of closing, reasonably satisfactory in form and substance to Advance Technologies, certifying that the conditions stated in subparagraphs (a) and (b) of this Section have been satisfied.

	(d) 	Legal Proceedings; There shall be no legal requirement, and
no judgment shall have been entered and not created by any Governmental Authority of competent jurisdiction and no litigation shall be pending which (i) restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or (ii) could have a material adverse effect upon the operations or financial condition of Seacrest.

Advance Technologies, Inc. 8-K                                       page 10
(Agreement and Plan of Acquisition)


	(e) 	Consents; Advance Technologies shall have received evidence, in form and substance satisfactory to it, that there have been obtained all consents, approvals, and authorizations required by this agreement.

	(f) 	Resignation of Officers and Directors; Each of the Officers
and directors of Advance Technologies whose resignation Seacrest shall have requested pursuant to Section 4 & 5 shall have delivered to Seacrest written resignations effective as of closing.

	(g) 	Legal Matters Satisfactory to Advance Technologies and its
Counsel; All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Advance Technologies counsel, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as it shall have reasonably requested.


                              ARTICLE 7
                           Indemnification

Section 7.1 Indemnification by Selling Shareholders.   From and after
closing, the selling shareholders set forth in Exhibit 7.1 who, together with their subsidiaries, other corporate affiliates, and immediate families, are all the holders of 10% or more of the Seacrest common stock ["Principal Shareholder"] all jointly and severally indemnify and hold harmless Advance Technologies, it officers and directors, employees, agents and representatives and any person claiming by or through any of them, from and against any and all losses and related expenses arising out of or resulting from:

	(a) 	Any representations and warranties of Seacrest in this
agreement not being true and accurate when made or when required by this agreement to be true and accurate; or

	(b) 	Any failure by Seacrest to perform any of its covenants,
agreements or obligations in this agreement.

Section 7.2  Indemnification by Advance Technologies, Inc.    From and
after closing, Advance Technologies shall indemnify and hold harmless Seacrest. Its officers and directors, agents and representative, and any person claiming by or through any of them, as the case may be, from and against any and all losses and related expenses arising out of or resulting from:

	(a) 	Any representations and warranties of Advance Technologies
in this agreement not being true and accurate when made or when required by this agreement or any transaction document to be true and accurate;
or

	(b) 	Any failure by Advance Technologies to perform any of its
covenants. agreements or obligations in this agreement.

	(c) 	All undisclosed liabilities and obligations relating to, or
arising out of activities of Advance Technologies during periods prior to closing.


Section 7.3 Indemnification Against Third Party Claims.   Promptly after
receipt, by a person entitled to indemnification hereunder [the "Indemnittee"] of written notice of the assertion of any claim or the commencement of any litigation with respect to any matter referred to in Sections 7.1 or 7.2, the Indemnity shall give written notice thereof to

Advance Technologies, Inc. 8-K                                        page 11
(Agreement and Plan of Acquisition)


the party from whom indemnification is sought pursuant hereto [the "Indemnitor"] and thereafter shall keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnity to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any litigation is brought against any Indemnity, the Indemnitor shall be entitled to participate in (and at the request of the Indemnity shall assume) the defense thereof with counsel satisfactory to the Indemnity at the Indemnity's expense. If the Indemnitor, at the Indemnity's request, shall assume the defense of any settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnity, satisfactory to the Indemnity, from all liability with respect to such litigation.

Section 7.4 Time and Manner of Certain Claims.   The representations and
warranties of Advance Technologies and the principal shareholders in this agreement shall survive closing; provided, however, that neither Advance Technologies nor the principal shareholders shall have any liability under Sections 7.1 or 7.2, respectively unless a claim is asserted by the party seeking indemnification thereunder by written notice to the party from whom indemnification is sought within three years after closing and such party commences litigation seeking such indemnification within 180 days following the date of such notice.

Section 7.5 Effect of de minims Damage on Indemnity by Principal
Shareholders.   The principal shareholders shall have no indemnity
obligations under this Article 7, unless the aggregate amount payable by them under this Article 7 is in excess of $100,000.

Section 7.6 Tax Effect.   In calculating amounts payable to an Indemnity
hereunder, (i) the amount of indemnified losses shall be reduced by the amount of any reduction in the Indemnity's liability for taxes resulting from the facts or occurrence giving rise to the indemnified losses; and
(ii) the amount of the indemnified losses shall be grossed up by the amount of any increase in liability for taxes resulting from indemnification with respect thereto.


                              ARTICLE 8
                             Termination

Section 8.1 Termination Events.   This agreement may be terminated and
the transactions contemplated hereby may be abandoned:

	(a) 	At any time, by the mutual agreement of Advance Technologies and Seacrest.

	(b) 	By either Advance Technologies or Seacrest, if the other is
in material breach or default of its respective covenants, agreements or other obligations hereunder or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this agreement to be true and accurate.

	(c) 	By Seacrest, if any of the conditions to its obligations set forth in Section 6.1 shall not have been satisfied as of closing, unless satisfaction shall have been frustrated or made impossible by an act or failure to act of Seacrest; or

 (d) By Advance Technologies, if any of the conditions to its obligations set forth in Section 6.2 shall not have been satisfied as of closing, unless satisfaction shall have been frustrated or made

Advance Technologies, Inc.                                            page 12
(Agreement and Plan of Acquisition)

impossible by an act of failure to act of Advance Technologies; or

 (e) By either Advance Technologies or Seacrest upon written notice to the other, if the transactions contemplated by this agreement are not consummated on or prior to February 1, 1999 for any reason other than material breach or default by such party of it respective representations, warranties, covenants. Agreements or other obligations hereunder.

Section 8.2 Effect of Termination.    If this agreement shall be
terminated, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 5.5, 5.6 and 9.3


                                 ARTICLE 9
                               Miscellaneous

Section 9.1 Expenses.   Each party shall be responsible for the legal,
accounting and any other expenses consummated as a result of this transaction.

Section 9.2 Waiver and Modifications.    Any of the provisions of the
agreement may be waived at any time by the party entitled to the benefit thereof, upon the authority of the Board of Directors of such party; provided, however, that no waiver by Advance Technologies shall be authorized after the last vote of the stockholders of Advance Technologies if such waiver shall, in the judgment of the board of directors of Advance Technologies, affect materially and adversely the benefits of the Advance Technologies stockholders under this agreement or the agreement of Acquisition. Any of the provisions of this agreement [including the exhibits and the Agreement of Acquisition] may be modified at any time prior to and after the vote of the stockholders of Advance Technologies by agreement in writing approved by the board of directors of each party and executed in the same manner [but necessarily by the same persons] as this Agreement, provided that such modification, after the last vote of the stockholders of Advance Technologies shall not, in the judgment of the board of directors of Advance Technologies, affect materially and adversely the benefits of Advance Technologies stockholders under this agreement or the agreement of Acquisition. To the extent permitted by law, the powers of the board of directors may be delegated by the board to the executive committee of such board or by such board [or by the executive committee to the extent any matter has been delegated to such committee by the board] to any officer or officers of such party, and any notices, consents or other action referred to in this agreement may be given or taken by any officer so authorized.

Section 9.3 Finder Commissions.   Advance Technologies and Seacrest each
represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or understandings made by it with respect to the transactions contemplated by this agreement or by the agreement of Acquisition, other than set forth in Exhibit 9.3.

Advance Technologies, Inc. 8-K                                       page 13
(Agreement and Plan of Acquisition)

Section 9.4 Notices.   Any notice, request, instruction or other
document to be given hereunder or under the agreement of Acquisition by any party to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid.

If to Advance Technologies, Inc. addressed to:

304 South Elm Drive
Penthouse
Beverly Hills, CA 90212


If to Seacrest Industries Corporation addressed to:

304 South Elm Drive
Penthouse
Beverly Hills, CA 90212


Section 9.6 Abandonment. At any time before the effective date, this Acquisition Agreement may be terminated and the Acquisition may be abandoned by the Board of Directors of either Advance Technologies Corp., or Seacrest Industries Corporation, or both, notwithstanding approval of this agreement by the shareholders of Advance Technologies Corp., or the shareholders of Seacrest Industries Corporation, or both

Section 9.7 Entire Agreement. This Agreement and Plan of Acquisition represents the entire agreement between the parties. Any and all other oral or written agreements concerning this Acquisition shall be deemed null and void.

Section 9.8 Governing Law.   This agreement shall be governed by,
construed, and enforced in accordance with the laws of the State of Nevada.

Section 9.9 Counterparts.   In order to facilitate the filing and
recording of this Acquisition Agreement the same may be executed in any number of counterparts, each of which shall be deemed to be an original.


IN WITNESS WHEREOF, Advance Technologies, Inc. and Seacrest Industries Corporation, by their duly authorized officers, have executed and delivered this Agreement effective as of the date first above written.

Advance Technologies, Inc.


By:  /S/ Gary E. Ball
       Name: Gary E. Ball
       Title: President and Director


Seacrest Industries Corporation.


By: /S/ Wendy Ball
      Name:  Wendy Ball
      Title:  Secretary and Director

Advance Technologies, Inc. 8-K                                        page 14
(Agreement and Plan of Acquisition)